                                                                   Exhibit 10.23

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

          IMAGING/THERAPEUTIC COMBINATION DEVICES DEVELOPMENT AGREEMENT

This Imaging/Therapeutic Combination Devices Development Agreement is made this 2nd day of February 1996 by and between Cordis Corporation, a Florida corporation doing business at 14201 N.W. 60th Avenue, Miami Lakes, FL 33014, USA ("Cordis") and EndoSonics Corporation, a Delaware corporation doing business at 6616 Owens Drive, Pleasanton, CA, USA ("EndoSonics").

                              W I T N E S S E T H:

WHEREAS, EndoSonics develops and markets intravascular imaging systems, diagnostic imaging catheters and combined angioplasty-imaging catheters;

WHEREAS, Cordis develops and markets medical devices, components and equipment, including angioplasty catheters and stents;

WHEREAS, EndoSonics and Cordis desire to cooperate in the development and marketing of advanced, cost effective imaging/therapeutic combination devices for optimal stent delivery and improved angioplasty procedures by integrating their proprietary technology and know-how;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       SECTION 1:  DEFINITIONS

As used herein the following terms when used in their capitalized form shall have the following meanings (such meanings shall be equally applicable to both the single and the plural forms of each term):

1.1. "Agreement" shall mean this Imaging/Therapeutic Combination Devices Development Agreement, as amended, modified, or supplemented from time to time by the parties as set forth herein.

1.2. "Confidential Information' shall have the meaning provided in Section 8 hereof.

1.3. "Development Plan" means the development program containing a schedule of milestones for the completion of the Product as shall be mutually agreed upon in writing between Cordis and EndoSonics during the Initial Specification Phase.

1.4.     "Dollars" or "$" shall mean United States Dollars.

1.5. "Exclusive Distribution Agreement" means the agreement so named of even date herewith between Cordis and EndoSonics.

1.6.     "Initial Specification Phase" shall have the meaning set forth in
         Section 2.l hereof.


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1.7.     "Product" means the products to be developed under this Agreement.  The specific product and design specifications will be defined and mutually agreed upon in writing by the parties during the Initial Specification Phase.

1.8.     "Term" shall have the meaning provided in Section 4.1 hereof.

1.9. "Territory" shall have the meaning provided in the Exclusive Distribution Agreement.

2.       SECTION 2:  DEVELOPMENT

2.1.     Initial Specification Phase

         EndoSonics and Cordis shall each use its best efforts to jointly define, and agree in writing on, the Product specifications and Development Plan within a period of [*] days following the date of this Agreement. Said period is hereinafter referred to as the "Initial Specification Phase". The tasks to be performed in the Initial Specification Phase are defined in Exhibit A Incorporated herein. Within [*] days following the date of this Agreement, EndoSonics and Cordis shall meet at EndoSonics' facilities to start the Initial Specification Phase.

         If EndoSonics and Cordis, within the Initial Specification Phase, are unable to agree on Product Specifications or the Development Plan, including a budget and Cordis' support thereof, either party shall have the right to terminate the Agreement and the Exclusive Distribution Agreement without any further obligations.

2.2.     Cordis Support:

         During the Initial Specification Phase, EndoSonics and Cordis shall agree on (i) the specific phases and major milestones of the Development Plan (ii) the support provided by Cordis during each phase of the Development Plan, (iii) the manner in which Cordis' funding will be disbursed; and (iv) the manner in which Cordis' funding and/or services contributions will be accounted for. During the Term, Cordis shall provide technical, developmental, product, regulatory, clinical trial, clinical efficacy study and manufacturing support and project funding for a total aggregate amount of [*] US Dollars [*] over a period not to exceed 30 months.

2.3.     Project Manager:

         During the Initial Specification Phase, EndoSonics shall appoint a Project Manager and Cordis shall appoint a Technical Liaison to act as contact persons for the exchange of information during the Term hereof. The Project Manager shall provide progress reports on a regular basis. Such reports shall enable EndoSonics and Cordis to review the progress and activities carried out under the Development Plan. The format and scope of said reports shall be agreed upon prior to the completion of the Initial Specification Phase.

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                       2.

2.4.     Development Plan:

         EndoSonics shall use best efforts to carry out the Development Plan for the Product in accordance with the terms of the Development Plan and within all agreed upon timetables and milestones set forth therein. In addition, EndoSonics agrees to limit the expenditure resulting from the Development Plan to the agreed upon funding. EndoSonics' failure to meet the agreed upon milestones for a period of more than [*] days, or EndoSonics exceeding the agreed upon budget by more than [*] shall constitute a material breach and basis for termination of this Agreement under Section 4. Notwithstanding the foregoing, in no event shall Cordis be required to provide support (i.e. money and services) in excess of a total aggregate amount [*] US Dollars ([*]).

         Cordis agrees to use commercially reasonable efforts to timely provide EndoSonics with all support required from Cordis in accordance with the Development Plan. Any material change in the Development Plan shall be agreed to in writing between EndoSonics and Cordis. Unless otherwise expressly provided herein, EndoSonics shall be solely responsible for the conduct of all phases of the Development Plan, provided, however, that EndoSonics agrees to consult in good faith with Cordis regarding the Development Plan and Cordis agrees to provide the assistance and support set forth in the Development Plan.

2.5.     Review Meetings:

         EndoSonics shall invite Cordis to attend and participate in person-to-person progress review meetings, occurring quarterly or more or less often as mutually agreed by the parties in writing. In the event that Cordis elects to attend such a meeting, the Project Manager and the Technical Liaison and/or other personnel designated by EndoSonics or Cordis shall attend and participate in such meeting.

2.6.     Disclosure of Information:

         Each party hereto shall take reasonable steps to assist the other to obtain, and make available to the other on a timely basis all information needed for the successful completion of the Development Plan, including, but not limited to, results of medical and clinical trials and results of technical, regulatory and safety studies and evaluations performed by such party. All disclosures hereunder are subject to the confidentiality provisions of Section 8 below.

2.7.     Exclusive Development:

         During the Term, EndoSonics shall not enter into agreements with any other parties for the development, manufacture, or sale of a product for use in the intracoronary ultrasound market, similar to Product.

3.       SECTION 3:  DISTRIBUTION AND TRANSFER PRICE

3.1      Distribution rights

         Upon successful completion of the Development Plan, Cordis shall have exclusive distribution rights for the Product in the Territory, under terms and conditions set forth in the Exclusive Distribution Agreement and at transfer prices as provided in section 3.2

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                       3.


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         below. Cordis' purchase of Product shall count towards the Minimum
         Purchase Amount as specified in the Exclusive Distribution Agreement.

3.2.     Transfer Price

         Prior to completion of the Development Plan, the parties hereto shall negotiate in good faith a reasonable transfer price to be paid by Cordis to EndoSonics for specified unit quantities of the Product to be purchased by Cordis. Such transfer price shall not exceed [*].

4.       SECTION 4:  TERM - TERMINATION

4.1.     Term:

         The term ("Term") of this Agreement shall commence the date hereof, and, unless terminated sooner pursuant to the provisions of Section 4.2, shall terminate 30 months from the date hereof or upon completion of the Product in accordance with the Development Plan, whichever comes first; provided, however, that this Agreement may be extended upon the mutual written consent of the parties.

         Notwithstanding anything contained in this Agreement to the contrary, if this Agreement expires or terminates prior to the expiration or termination of the Distribution Agreement, the exclusive distribution rights granted to Cordis pursuant to Section 3.1 shall survive as long as the Distribution Agreement remains in full force and effect.

4.2.     Termination of Agreement:

         This Agreement shall terminate upon the happening of any of the following events:

         (a) either party's failure to cure the breach of any material term, covenant or condition of this Agreement within 30 days after the breaching party receives notice of such breach;

         (b)      immediately upon termination of the Exclusive Distribution
                  Agreement;

         (c) immediately upon written notice to one party upon a material change in control of the other party including, without limitation, the acquisition or merger of the other party, except for the contemplated merger between Johnson & Johnson and Cordis Corporation;

         (d) immediately upon either parties' cessation to function as a going concern;

         (e) immediately upon either parties' dissolution, liquidation, insolvency, bankruptcy, assignment for the benefit of creditors or admission in writing of its inability to pay its debts as they mature.

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                       4.

4.3.     Obligations upon Termination or Expiration:

         Upon the expiration or termination of this Agreement, Cordis shall have no obligation to EndoSonics except with respect to amounts incurred by EndoSonics in the performance of its obligations under this Agreement prior to such expiration or termination.

         Notwithstanding anything contained herein, Cordis shall not be responsible for any costs incurred by EndoSonics that exceed budgeted amounts unless EndoSonics obtains Cordis' written consent prior to incurring overruns.

5.       SECTION 5; PROPRIETARY RIGHTS

         Except as expressly agreed in writing between the parties, all proprietary rights, title, and interest (including all patent rights, copyrights, trade secret rights and other intellectual property rights throughout the world ("Proprietary Rights")) with respect to the Product, including, but not limited to, all inventions (whether or not patentable), know-how, discoveries, ideas and improvements thereof, which are

         (a) developed or conceived solely by employees of Cordis as a result of this work performed hereunder shall be owned by Cordis;

         (b) developed or conceived solely by employees of EndoSonics as a result of the work performed hereunder shall be owned by EndoSonics;

         (e) inseparably contributed, by employees of both parties shall be jointly owned by EndoSonics and Cordis.

6.       SECTION 6: REPRESENTATIONS AND WARRANTIES OF ENDOSONICS

         EndoSonics hereby represents and warrants to Cordis that:

         (a) it has the power to execute, deliver and perform the terms and conditions of this Agreement and has taken all the necessary action to authorize the execution, delivery and performance hereof;

         (b) the execution, delivery and performance of this Agreement will not contravene any provision of any law, statute, rule, regulation or policy of any local, state or governmental authority of which it is actually aware;

         (c) the execution, delivery and performance of this Agreement will not constitute a violation of, be in conflict with, or result in, breach of any agreement or contract to which it is a party or to which it is bound;

         (d) this Agreement constitutes a legal, valid and binding agreement of EndoSonics and is enforceable in accordance with its terms and conditions except as such enforcement may be limited by general principles of bankruptcy, insolvency or other similar laws affecting, (a) creditors' rights generally; or (b) the regulation of competition or franchise;

         (e) it shall comply with all applicable laws, regulations, ordinances, statutes, decrees, or proclamations of all governmental authorities, of which it is actually

                                       5.

                  aware, including, without limitation, the regulatory authorities having jurisdiction over the Product, EndoSonics and the Territory;

(f) EXCEPT AS SET FORTH IN THIS SECTION 6, ENDOSONICS MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCT OR THE PERFORMANCE OR NON- INFRINGEMENT THEREOF. ENDOSONICS HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE.

7.       SECTION 7: REPRESENTATIONS AND WARRANTIES OF CORDIS:

         Cordis hereby represents and warrants to EndoSonics that:

         (a) it has the power to execute, deliver and perform the terms and conditions of this Agreement and has taken all the necessary action to authorize the execution, delivery and performance hereof;

         (b) the execution, delivery and performance of this Agreement will not contravene any provision of any law, statute, rule, regulation or policy of any local, state or governmental authority of which it is actually aware;

         (c) the execution, delivery and performance of this Agreement will not constitute a violation of, be in conflict with, or result in, breach of any agreement or contract to which it is a party or to which it is bound;

         (d) this Agreement constitutes a legal, valid and binding agreement of Cordis and is enforceable in accordance with its terms and conditions except as such enforcement may be limited by general principles of bankruptcy, insolvency or other similar laws affecting; (a) creditors' rights generally; or
                  (b) a regulation of competition or franchises;

         (e) it shall comply with all applicable laws, regulations, ordinances, statutes, or proclamations of all governmental authorities of which it is actually aware including, without limitation, the regulatory authorities having jurisdiction over the Product, Cordis and the Territory.

         (f) EXCEPT AS SET FORTH IN THIS SECTION 7, CORDIS MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCT OR THE PERFORMANCE OR NON-INFRINGEMENT THEREOF. CORDIS HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE.

                                       6.


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8.       SECTION 8:  CONFIDENTIALITY

         During the Term it is anticipated that the parties shall disclose to each other confidential or proprietary information, including but not limited to trade secrets, know-how, documentation, pre-clinical and clinical data, product development plans, specifications, forecasts, customer information, notes, reports, models, and samples ("Confidential Information"). Only such information that is marked or labeled by a party as "Confidential Information" shall be considered Confidential Information.

         If a party orally transmits information that it deems to be of a confidential nature, such party shall, within thirty (30) days from the transmittal thereof, summarize such information in a written form and mark such information "Confidential" and provide a copy of such writing to the other party. The duty of confidentiality set forth herein shall not apply to information that:

         (a) is, at the time of disclosure, in the public domain and generally available;

         (b) after disclosure, enters the public domain except where such entry is a direct result of a breach of this Agreement;

         (c) prior to disclosure, was already known to the party receiving such information, as evidenced by its written records;

         (d) subsequent to disclosure, is obtained from a third party in possession of such information and not under a contractual or fiduciary obligation to keep such information in confidence;

         (e) is developed by the receiving party in the course of work entirely independent of any disclosure hereunder by employees without access or use of the disclosing party's Confidential Information and such development can be documented to the reasonable satisfaction of the other party hereto;

         (f) is filed with any governmental or regulatory authority to the extent required or desirable to secure governmental or regulatory approval for marketing of the Product (provided the receiving party shall first notify the disclosing party of the extent of the proposed disclosure and seek to limit disclosure and to obtain confidential treatment) and

         (g) is provided to pre-clinical and clinical investigators where necessary or desirable for their information to the extent normal and usual in the custom of the trade and under a confidentiality agreement with essentially the same confidentiality provisions contained in this Section 8;

         (h) is disclosed pursuant to any judicial or governmental requirement or order.

         Except as expressly allowed herein, the receiving party shall hold in confidence and not use or disclose any Confidential Information of the disclosing party and shall similarly bind its employees in writing. All Confidential Information heretofore disclosed in writing by either party, including any Confidential Information which may be exchanged between the parties during the term of this Agreement, shall be deemed to have been disclosed under this Agreement and shall be subject to the provisions of this Section 8.

                                       7.


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9.       SECTION 9:  INDEMNIFICATION

9.1.     Indemnification by Cordis:

         Except with respect to any of the following that arises from gross negligence or willful misconduct of EndoSonics or its agents and subject to Section 9.3 Cordis shall indemnify, defend and hold harmless EndoSonics, its directors, officers, employees, representatives and agents from and against any and all claims, suits, losses, damages, costs, fees and expenses incurred by EndoSonics (including reasonable attorney's fees), and other liabilities asserted by parties, both governmental and nongovernmental, resulting from or arising out of (a) any misrepresentation of Cordis contained herein or breach of any warranty made by Cordis; (b) any breach, violation or non-performance of any covenant, condition or agreement in this Agreement by Cordis; and (c) the material inaccuracy of any representation of the Product made by Cordis.

9.2      Indemnification by EndoSonics:

         Except with respect to any of the following that arises from the gross negligence or willful misconduct of Cordis or its agents and subject to
         Section 9.3, EndoSonics shall indemnify, defend and hold harmless Cordis, its directors, officers, employees, representatives and agents from and against any and all claims, suits, losses, damages, costs, fees and expenses (including reasonable attorneys' fees), and other liabilities asserted by third parties, both governmental and nongovernmental, resulting from or arising out of (a) any misrepresentation of EndoSonics contained herein or breach of any warranty made by EndoSonics, (b) any breach, violation or nonperformance of any covenant, condition or agreement in this Agreement by EndoSonics, (c) the material inaccuracy of any representation of the Product made by EndoSonics.

9.3      Limitations to Indemnify:

         The indemnities of Sections 9.1 and 9.2 shall not apply (a) if the indemnified party fails to give the indemnifying party prompt notice of any claim it receives and such failure materially prejudices the indemnifying party, or (b) unless the indemnifying party is given the opportunity to approve any settlement. Furthermore, the indemnifying party shall not be liable for attorneys' fees or expenses of litigation of the indemnified party unless the indemnified party gives the indemnifying party the opportunity to assume control of the defense or settlement. In addition, if the indemnifying party assumes such control, it shall only be responsible for the legal fees and litigation expenses of the attorneys it designates to assume control of the litigation. In no event shall the indemnifying party assume control of the defense of the indemnified party without the consent of the indemnified party (which consent shall be given or not at its sole discretion).

                                       8.


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10.      SECTION 10:  MISCELLANEOUS

10.1     Relationship of Parties:

         The relationship of Cordis to EndoSonics hereunder shall be solely that of an independent contractor. Cordis and EndoSonics each acknowledge and agree that neither Cordis nor EndoSonics is an employee, employer, agent, partner, or joint venturer of the other.

         Neither Cordis nor EndoSonics shall have or hold itself as having the right or authority to assume or create any obligation or responsibility, whether express or implied, on behalf of or in the name of the other, except with the express written authority of the other.

10.2     Notices:

         All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing, shall be deemed to have been duty given when delivered in person, or when sent by telex or telecopy or other facsimile transmission (with the receipt confirmed), or on the fifth business day after posting thereof be registered or certified mail, return receipt requested, prepaid and addressed as follows (or such other address as the parties may designate by written notice in the manner of aforesaid):

         If to Cordis:

                  Cordis Corporation
                  14201 N.W. 60th Avenue
                  Miami Lakes, Florida 33014
                  USA
                  Attention:        A.J. Novak
                                    Vice President and CFO
                  Telephone:        (305) 824-2357
                  Facsimile:        (305) 824-2440

         If to EndoSonics:

                  EndoSonics Corporation
                  6616 Owens Drive
                  Pleasanton, California 94588
                  USA
                  Attention:        R. Warnking
                                    President & CEO
                  Telephone:        (510) 734-0464
                  Telefax:          (510) 734-0465

10.3     Governing Law:

         This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Florida (except that the United States federal law will govern copyright and trademark matters).

                                       9.


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10.4     Non-Assignment:

         This Agreement may not be assigned by either party without the prior written consent of the other party.

10.5     Entire Agreement:

         This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior representations, agreements and understandings among the parties with respect to such subject matter.

10.6     Remedies Cumulative:

         The rights, powers and remedies set forth herein are cumulative and shall be in addition to any and all other rights, powers and remedies provided by law. The exercise of any right or remedy hereunder shall not in any way constitute a cure under this Agreement, or prejudice either party in the exercise of any of its rights under this Agreement or law.

10.7     Attorneys' Fees:

         If litigation between the parties arises out of or relates to this Agreement, the prevailing party of any such litigation shall, for as long as allowed by the law and jurisdiction ruling the litigation, be entitled to recover from the other party its reasonable attorneys' and legal assistants' fees and other costs incurred in such litigation (including appellate litigation).

10.8     Amendment:

         No changes or amendments or alterations shall be effective unless in writing and signed by all parties hereto.

10.9     Waiver:

         No waiver of any default in the performance of any of the duties or obligations arising out of this Agreement shall be valid unless in writing and signed by the waiving party. Waiver of any one default shall not constitute or be construed as creating waiver of any other default or defaults. No course of dealing between the parties shall operate as a waiver or preclude the exercise of any rights or remedies under this Agreement. Failure on the part of either party to object to any act or failure to act of the other party, or declare the other party in default, regardless of the extent of such default, shall not constitute a waiver by the party of its rights hereunder.

10.10    Severability:

         If any provision of this Agreement shall be held to be unenforceable in whole or in part, then the invalidity of such provision shall not be held to invalidate any other provision herein and all other provisions shall remain in full force and effect.

10.11    Force Majeure:

                                       10.

         No delay or failure of EndoSonics or Cordis to perform any of their respective obligations under this Agreement shall be considered a breach of this Agreement if it results from any cause beyond the control of EndoSonics or Cordis, as the case may be, including, without limitation, any act of God, earthquake, hurricane, fire, flood, strike, lockout or other dispute, natural catastrophe, severe weather or public emergency, insurrection, riot, war, transportation shortage, or actions of governmental authorities.

10.12    Survival of Sections:

         The obligations set forth in Sections 4.3, 5, 7, 8 and 9 shall survive the termination of this Agreement.

10.13    Counterparts:

         This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original and all which together shall constitute one and the same agreement.

10.14    Captions:

         The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

10.15    LIMITATION OF LIABILITY:

         NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY LEGAL OR EQUITABLE THEORY FOR (I) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES. (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES OR (III) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL.

                                       11.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EndoSonics Corporation

R. Warnking
By:        /s/ R. Warnking
Title: President and
         Chief Executive Officer

Cordis Corporation

A.J. Novak
By:      /s/ A.J. Novak
Title: Vice President and
         Chief Financial Officer

                                       12.

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT A

                           INITIAL SPECIFICATION PHASE

It is understood between the parties that the key objective of the Agreement is the further development and marketing of advanced, cost-effective imaging/therapy combination devices for optimal stent delivery and improved angioplasty procedures, through integration of EndoSonics' and Cordis' proprietary knowledge and know-how.

During the Initial Specification Phase, EndoSonics and Cordis shall agree how this key objective is best accomplished and shall jointly define:

(a) Product and marketing specifications, including but not limited to physical characteristics, functional capabilities, image quality, acoustic capabilities, therapeutic capabilities, biocompatibility, sterilization specifications and shelf life.

(b)      Product cost targets.

(c) Phased project schedule, milestones to be reached, means to measure achievement of milestones, and funding required for each phase.

(d) Methodology to ensure that Product specifications are met at milestone completion dates.

(e)      Regulatory standards to be met.

(f)      Clinical trial and validation requirements.

(g)      Critical success factors of the project, and how they will be managed.

(h)      Development risks and how they will be managed.

(i)      Resources and staffing required to complete the Development Plan.

                                       13.